UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NatWest Group plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

Gogarburn PO Box 1000 Edinburgh EH12 1HQ United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
$1,000,000,000 Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2034	New York Stock Exchange
____________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-261837

Securities to be registered pursuant to Section 12(g) of the Act: None.

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated February 28, 2024 (the “Prospectus Supplement”) to a Prospectus dated January 11, 2022 (the “Prospectus”) relating to the securities to be registered hereunder included in the Registrant’s Registration Statement on Form F-3 (File No. 333-261837), which was declared effective by the Commission on January 11, 2022. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 6 through 13 of the Prospectus, and “UK and U.S. Federal Tax Consequences”, on pages S-32 through S-35 of the Prospectus Supplement.

Item 2.  Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement.

4.1	Subordinated Debt Securities Indenture between NatWest Group plc and The Bank of New York Mellon dated as of December 4, 2012 (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on December 4, 2012).
4.2	First Supplemental Indenture between NatWest Group plc and The Bank of New York Mellon dated as of December 4, 2012 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on December 4, 2012).
4.3	Fourth Supplemental Indenture between NatWest Group plc and The Bank of New York Mellon dated as of May 28, 2014 (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on May 28, 2014).
4.4	Eighth Supplemental Indenture between NatWest Group plc and The Bank of New York Mellon dated as of March 1, 2024.
4.5	Form of Global Note for the $1,000,000,000 Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2034 (included in Exhibit 4.4 hereof).
99.1	Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s Registration Statement on Form F-3 (File No. 333-261837) which was declared effective by the Commission on January 11, 2022 and the Registrant’s filings under Rule 424(b) with the Commission on February 29, 2024, respectively).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, thereunto duly authorized.

NatWest Group plc (Registrant)

Date: March 1, 2024	By:	/s/ Dearbhla Kelly
	Name:	Dearbhla Kelly
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Subordinated Debt Securities Indenture between NatWest Group plc and The Bank of New York Mellon dated as of December 4, 2012 (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on December 4, 2012).
4.2	First Supplemental Indenture between NatWest Group plc and The Bank of New York Mellon dated as of December 4, 2012 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on December 4, 2012).
4.3	Fourth Supplemental Indenture between NatWest Group plc and The Bank of New York Mellon dated as of May 28, 2014 (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on May 28, 2014).
4.4	Eighth Supplemental Indenture between NatWest Group plc, as issuer, and The Bank of New York Mellon, as trustee, dated as of March 1, 2024.
4.5	Form of Global Note for the $1,000,000,000 Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2034 (included in Exhibit 4.4 hereof).
99.1	Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s Registration Statement on Form F-3 (File No. 333-261837) which was declared effective by the Commission on January 11, 2022 and the Registrant’s filings under Rule 424(b) with the Commission on February 29, 2024, respectively).

4